Exhibit 5.1

9900 Bren Road East
Minnetonka, Minnesota
55343
February 24, 2020

Board of Directors
UnitedHealth Group Incorporated
9900 Bren Road East
Minnetonka, Minnesota 55343

Ladies and Gentlemen:
I have acted as Deputy General Counsel to UnitedHealth Group Incorporated, a Delaware corporation which was a Minnesota corporation prior to its reincorporation in Delaware on July 1, 2015 (the “Company”), in connection with the preparation of its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of one or more of the following securities of the Company: (i) unsecured debt securities, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Shares”); (iii) shares of common stock, par value $0.01 per share (the “Common Shares”); (iv) warrants to purchase Debt Securities (the “Debt Warrants”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); and (vii) guarantees by the Company, which may be either senior guarantees or subordinated guarantees (the “Guarantees,” and, together with the Debt Securities, the Preferred Shares, the Common Shares, the Debt Warrants, the Preferred Stock Warrants and the Common Stock Warrants, the “Securities”). All of the Securities may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, I, or attorneys in the legal department of the Company under my direction, have examined copies of such documents as I have considered necessary and appropriate for the purposes of this opinion.
I, or attorneys in the legal department of the Company under my direction, have also reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.
In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including pdfs). I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials. I have also assumed that any Debt Securities will be issued pursuant to the indenture dated as of February 4, 2008 between the Company and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Indenture”) and that any Debt Securities will be issued and sold with such terms and in such manner as are described in the Registration Statement (as amended from time to time), the prospectus included therein (as amended from time to time) and any related supplements to the prospectus. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
Based upon, subject to and limited by the foregoing, I am of the opinion that the Indenture has been duly authorized, executed and delivered by the Company.

Board of Directors	-2-	February 24, 2020
UnitedHealth Group Incorporated

This opinion letter has been prepared for use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.
The opinion expressed above is limited to the Minnesota Business Corporation Act.
I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion and the undersigned under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not hereby admit that I am an “expert” within the meaning of the Act. Hogan Lovells US LLP may rely on the opinion expressed herein, insofar as it relates to the Minnesota Business Corporation Act, for purposes of delivering its legal opinion in connection with the validity of the Securities.

Very truly yours,

/s/ Kuai H. Leong

Kuai H. Leong
Deputy General Counsel